                                     FORM OF

                              AMENDED AND RESTATED

                                   BY-LAWS OF

                        ALGOS PHARMACEUTICAL CORPORATION

                          FORM OF AMENDED AND RESTATED

                                   BY-LAWS OF

                        ALGOS PHARMACEUTICAL CORPORATION

                                TABLE OF CONTENTS


ARTICLE I             OFFICES........................................................        1

        SECTION 1.1.     REGISTERED OFFICE...........................................        1
        SECTION 1.2.     OTHER OFFICES...............................................        1

ARTICLE II            STOCKHOLDERS...................................................        1

        SECTION 2.1.         ANNUAL MEETINGS.........................................        1
        SECTION 2.2.         DEFERRED MEETING FOR ELECTION OF
                             DIRECTORS, ETC        ..................................        1
        SECTION 2.3.         OTHER SPECIAL MEETINGS..................................        1
        SECTION 2.4.         FIXING RECORD DATE......................................        2
        SECTION 2.5.         NOTICE OF MEETINGS OF STOCKHOLDERS......................        2
        SECTION 2.6.         WAIVERS OF NOTICE.......................................        4
        SECTION 2.7.         LIST OF STOCKHOLDERS....................................        4
        SECTION 2.8.         QUORUM OF STOCKHOLDERS; ADJOURNMENT......................       5
        SECTION 2.9.         VOTING; PROXIES.........................................        5
        SECTION 2.10.        SELECTION AND DUTIES OF INSPECTORS AT
                             MEETING OF STOCKHOLDERS.................................        5
        SECTION 2.11.        ORGANIZATION............................................        6
        SECTION 2.12.        ORDER OF BUSINESS.......................................        6

ARTICLE III           DIRECTORS......................................................        7

        SECTION 3.1.         NUMBER AND TERM.........................................        7
        SECTION 3.2.         RESIGNATIONS............................................        7
        SECTION 3.3.         VACANCIES...............................................        7
        SECTION 3.4.         REMOVAL.................................................        7
        SECTION 3.5.         INCREASE OR DECREASE OF NUMBER..........................        7
        SECTION 3.6.         POWERS..................................................        7
        SECTION 3.7.         COMMITTEES..............................................        7
        SECTION 3.8.         MEETINGS................................................        9
        SECTION 3.9.         TELEPHONE MEETING.......................................        9
        SECTION 3.10.        QUORUM..................................................        9
        SECTION 3.11.        COMPENSATION...........................................        10
        SECTION 3.12.        ACTION WITHOUT MEETING.................................        10
        SECTION 3.13.        ANNUAL REPORT..........................................        10

ARTICLE IV            OFFICERS......................................................        10

        SECTION 4.1.         OFFICERS...............................................        10
        SECTION 4.2.         REMOVAL OF OFFICERS.....................................       10
        SECTION 4.3.         RESIGNATIONS............................................       10
        SECTION 4.4.         VACANCIES...............................................       11
        SECTION 4.5.         COMPENSATION............................................       11
        SECTION 4.6.         PRESIDENT...............................................       11


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

        SECTION 4.7.         VICE PRESIDENTS.........................................       11
        SECTION 4.8.         SECRETARY      .........................................       12
        SECTION 4.9.         TREASURER      .........................................       12
        SECTION 4.10.        ASSISTANT SECRETARIES AND ASSISTANT
                             TREASURERS..............................................       13

        ARTICLE V     CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS,
                      ETC............................................................       13

        SECTION 5.1.         EXECUTION OF CONTRACTS..................................       13
        SECTION 5.2.         LOANS...................................................       13
        SECTION 5.3.         CHECKS, DRAFTS, ETC.....................................       13
        SECTION 5.4.         DEPOSITS................................................       13

ARTICLE VI            STOCKS AND DIVIDENDS...........................................       14

        SECTION 6.1.         CERTIFICATES REPRESENTING SHARES........................       14
        SECTION 6.2.         TRANSFER OF SHARES......................................       14
        SECTION 6.3.         TRANSFER AND REGISTRY AGENTS............................       14
        SECTION 6.4.         LOST, DESTROYED, STOLEN AND MUTILATED
                             CERTIFICATES............................................       14
        SECTION 6.5.         REGULATIONS.............................................       15
        SECTION 6.6.         RESTRICTION ON TRANSFER OF STOCK........................       15
        SECTION 6.7.         DIVIDENDS, SURPLUS, ETC.................................       16

ARTICLE VII           MISCELLANEOUS..................................................       16

        SECTION 7.1.         SEAL....................................................       16
        SECTION 7.2.         FISCAL YEAR.............................................       16

ARTICLE VIII          INDEMNIFICATION AND INSURANCE..................................       16

SECTION 8.1.          INDEMNIFICATION................................................       16
SECTION 8.2.          INSURANCE......................................................       17
SECTION 8.3.          INDEMNIFICATION AGREEMENTS.....................................       17

ARTICLE IX            AMENDMENTS.....................................................       17



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                                    ARTICLE I
                                     OFFICES

               SECTION 1.1. REGISTERED OFFICE. The registered office of Algos Pharmaceutical Corporation (the "Corporation") shall be located at 1013 Centre Road, City of Wilmington, County of New Castle, State of Delaware 19805. The Prentice-Hall Corporation System, Inc. shall be the registered agent of the Corporation.

               SECTION 1.2. OTHER OFFICES. The Corporation may have other offices either within or without the State of Delaware at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE II
                                  STOCKHOLDERS

               SECTION 2.1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the registered office of the Corporation in Delaware within three months of the end of the fiscal year.

               If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect the appropriate class or classes of the Board of Directors and may transact such other corporate business as shall be stated in the notice of the meeting.

               SECTION 2.2. DEFERRED MEETING FOR ELECTION OF DIRECTORS, ETC. If the annual meeting of stockholders for the election of the appropriate class or classes of the directors and the transaction of other business is not held within the time specified in Section 2.1, the Board of Directors shall call a meeting of stockholders for the election of the appropriate directors and the transaction of other business as soon thereafter as convenient.

               SECTION 2.3. OTHER SPECIAL MEETINGS. A special meeting of stockholders, unless otherwise prescribed by statute, may be called at any time but only by the Chairman of the Board or by the President of the Corporation or by the majority of the whole Board of Directors, to be held on the date, at the time and place within or without the State of Delaware as the Chairman of the Board of Directors or the President or the Board of Directors, whichever has called the meeting, shall direct. At any special meeting of stockholders only such business shall be


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conducted as is brought before such meeting pursuant to the notice thereof given pursuant to Section 2.5 of the Amended and Restated By-laws (the "By-laws") or in any waiver of notice thereof given pursuant to Section 2.6 of the By-laws.

               SECTION 2.4. FIXING RECORD DATE. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, of for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as of the record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no such record date is fixed:

                      2.4.1 The record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

                      2.4.2 The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and

                      2.4.3 The record date for determining stockholders for any purpose other than those specified in Sections 2.4.1 and 2.4.2 shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 2.4, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

               SECTION 2.5.  NOTICE OF MEETINGS OF STOCKHOLDERS.
        At any meeting of the stockholders, only such business
(including the nomination of persons for election as directors as described below) shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the


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meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. In the case of an annual meeting, to be timely, a stockholder's notice shall be delivered to and received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. In the case of a special meeting, to be timely, a stockholder's notice must be delivered not more than ninety days prior to the special meeting and not later than the later of sixty days prior to the special meeting and ten days following the day on which public announcement of the meeting is first made by the Corporation.

               A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.5.

               In the case of nominations of persons for election as directors, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors, (ii) by any nominating committee or person appointed to make such nominations by the Board of Directors, or (iii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.5. Such nominations, if made by a stockholder of the Corporation as such, shall be made pursuant to timely notice (as described in the first paragraph of this Section 2.5) in writing addressed to the Secretary of the Corporation. Such stockholder's notice shall set forth:
(a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or


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employment of the person, (iii) the class and number of shares of stock of the
Corporation which are beneficially owned by the person and (iv) any other information relating to the person that would be required to be disclosed in solicitations for proxies for the election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor thereto, and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

               The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business or a nomination of a director was not properly brought before the meeting in accordance with this
Section 2.5, and if the presiding officer should so determine, the presiding officer shall so declare to the meeting and say such business not properly brought before the meeting shall not be transacted or that the defective nomination shall be disregarded.

               SECTION 2.6. WAIVERS OF NOTICE. Whenever notice is required to be given to the stockholders under any provision of the General Corporation Law of the State of Delaware (the "GCL") or the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") or the By-laws, a written waiver thereof, signed by a stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

               [SECTION 2.7.] LIST OF STOCKHOLDERS. The Secretary shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified, or at the place where the meeting is to be held. The list shall also be


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produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

               SECTION 2.8. QUORUM OF STOCKHOLDERS; ADJOURNMENT. The holders of a majority of the shares of stock entitled to vote at any meeting of stockholders, present in person or represented by proxy, shall be necessary and sufficient to constitute a quorum for the transaction of any business at such meeting, except where otherwise provided by the GCL. When a quorum is once present to organize a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholder. The holders of a majority of the shares of stock present in person or represented by proxy at any meeting of stockholders, including an adjournment meeting, whether or not a quorum is present, may adjourn such meeting to another time and place.

               SECTION 2.9. VOTING; PROXIES. Unless otherwise provided in the Certificate of Incorporation, every stockholder of record shall be entitled at every meeting of stockholders to one vote for each share of capital stock standing in his name on the record of stockholders determined in accordance with
Section 2.4 of the By-laws. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, every reference in the By-laws or the GCL to a majority or other proportion of stock shall refer to such majority to other proportion of the votes of such stock. The provisions of Sections 212 and 217 of the GCL shall apply in determining whether any shares of capital stock may be voted and the persons, if any, entitled to vote such shares; but the Corporation shall be protected in treating the persons in whose names shares of capital stock stand on the record of stockholders as owners thereof for all purposes. Directors shall be chosen by a plurality of the votes cast at the election and each other matter, except as otherwise provided by law or by the Certificate of Incorporation or by the By-laws, shall be decided by a majority of the votes cast on such matter. All elections of directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. In voting on any other question on which a vote by ballot is required by law or is demanded by any stockholder entitled to vote, the voting shall be by ballot. Each ballot shall be signed by the stockholder voting or by his proxy, and shall state the number of shares voted. On all other questions, the voting may be by voice vote. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy. The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the GCL.

               SECTION 2.10. SELECTION AND DUTIES OF INSPECTORS AT MEETING OF STOCKHOLDERS. The Board of Directors, in advance of any meeting of stockholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors


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are not so appointed, the person presiding at such meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspector or inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, count and tabulate all votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, determine the result, and shall do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspector or inspectors shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them. Any report or certificate made by the inspector or inspectors shall be prima facie evidence of the facts stated and of the vote as certified by him or them.

               SECTION 2.11. ORGANIZATION. At every meeting of stockholders, the President, or in the absence of the President, a Vice President, and in case more than one Vice President shall be present, that a Vice President designated by the Board of Directors (or in the absence of any such designation, the most senior Vice President, based on age, present), shall act as chairman of the meeting. At every meeting of stockholders, the Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of the meeting. In case none of the officers above designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or a secretary of the meeting, as the case may be, may be chosen by a majority of the votes case at such meeting by the holders of shares present in person or represented by proxy and entitled to vote at the meeting.

               SECTION 2.12. ORDER OF BUSINESS. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting, but,the order of business to be followed at any meeting at which a quorum is present may be changed by a majority of the votes cast at such meeting by the holders of shares of capital stock present in person or represented by proxy and entitled to vote at the meeting.



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                                   ARTICLE III
                                    DIRECTORS

               SECTION 3.1. NUMBER AND TERM. The number of directors which shall constitute the whole Board of Directors shall be at least three (3) but not more than nine (9). The directors need not be stockholders. At the Corporation's 1996 annual stockholders' meeting, the Board of Directors shall be divided into three classes, with one class having an initial term of one year, one class having an initial term of two years and one class having a term of three years. At each annual meeting of stockholders, directors will be elected to succeed those directors whose terms have expired, and each newly elected director will serve for a three-year term. All directors elected to the Company's classified Board of Directors will serve until the election and qualification of their successors or their earlier resignation or removal.

               SECTION 3.2. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

               SECTION 3.3. VACANCIES. If the office of any director, member of a committee or other officer becomes vacant for any reason (whether resulting from an increase in the number of directors, resignation, removal or otherwise), the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the remainder of the term of the directorship in which the vacancy occurred.

               SECTION 3.4. REMOVAL. Upon classification of the Board of Directors at the Corporation's 1996 annual meeting, a director or directors may be removed only for cause, in any event, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for that purpose.

               SECTION 3.5. INCREASE OR DECREASE OF NUMBER. By the affirmative vote of a majority of the directors, though less than a quorum, the Board of Directors is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which such new position is assigned, and the person filing such position shall serve for the term applicable to that class. Any newly created directorship may be filled in the same manner as a vacancy.

               SECTION 3.6. POWERS. The Board of Directors shall exercise all of the powers of the Corporation except such as are


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by law, or by the Certificate of Incorporation or by these Bylaws, conferred upon or reserved to the stockholders.

               SECTION 3.7. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

               Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution, these By-laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

        Regular meetings of any such committee shall be held at such times at the Corporation's principal office or such places as the committee shall from time to time determine. Special meetings of such committee may be called at any time by the President or a majority of the members of the committee, to convene at such time and place as may be appointed.

        A majority of the members of a committee shall constitute a quorum. If a quorum is not present at any meeting, the members present may adjourn the meeting until a later date or hour; or the members present, whether constituting a quorum or not, at his or their option, shall have the power to appoint a substitute or substitutes from the members of the Board of Directors to act during the temporary absence of any member or members of the committee.

        The members of a committee shall appoint one of their members to act as secretary and keep the minutes thereof. A copy of the minutes for each committee meeting held subsequent to the


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last regular meeting of the Board of Directors shall be submitted to the Board of Directors at its next regular meeting and filed in the Corporation's minute book.

               SECTION 3.8. MEETINGS. Meetings of the Board of Directors, regular or special, may be held at any place within or without the State of Delaware.

               On the day when and at the place where the annual meeting of stockholders for the election of directors is held, and as soon as practicable thereafter, the Board of Directors may hold its annual meeting, without notice of such meeting, for the purposes of organization, the election of officers and the transaction of other business. The annual meeting of the Board of Directors may be held at any other time and place specified in a notice given as provided in this section for special meetings of the Board of Directors or in a waiver of notice thereof.

               Regular meetings of the directors may be held without notice at such place and times as shall be determined from time to time by resolution of the directors.

               Special meetings of the Board may be called by the President or by the Secretary on the written request of any two or more directors on at least two days' notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the notice of the meeting.

               Anything in the By-laws or in any resolution adopted by the Board of Directors to the contrary notwithstanding, notice of any meeting of the Board of Directors need not be given to any director who submits a signed waiver of such notice, whether before or after such meeting, or who attends such meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

               SECTION 3.9. TELEPHONE MEETING. Members of the Board of Directors or any committee designated by such Board of Directors may participate in a meeting of the Board of Directors or such committee by means of telephone conference or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation pursuant to this section shall constitute presence at such meeting.

               SECTION 3.10. QUORUM. A majority of the directors in office from time to time shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.


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               SECTION 3.11. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

               SECTION 3.12. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

               SECTION 3.13. ANNUAL REPORT. As soon as practicable after the close of each fiscal year, a report of the business and affairs of the Corporation to the shareholders shall be made under the direction of the Board of Directors.

                                   ARTICLE IV
                                    OFFICERS

               SECTION 4.1. OFFICERS. The Board of Directors may elect or appoint a President, a Secretary, and a Treasurer, and may elect or appoint one or more Vice Presidents and such other officers, as it may determine. The Board of Directors may designate one or more Vice Presidents as Executive Vice Presidents, and may use descriptive words or phrases to designate the standing, seniority or area of special competence of the Vice Presidents elected or appointed by it. Each officer shall hold his office until his successor is elected and qualified or until his earlier death, resignation or removal in the manner provided in section 4.2 of the By-laws. Any two or more offices may be held by the same person. The Board of Directors may require any officer to give a bond or other security for the faithful performance of his duties, in such amount and with such sureties as the Board of Directors may determine. All officers as between themselves and the Corporation shall have such authority and perform such duties in the management of the Corporation as may be provided in the By-laws or as the Board of Directors may from time to time determine.

               SECTION 4.2. REMOVAL OF OFFICERS. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

               SECTION 4.3. RESIGNATIONS. Any officer may resign at any time by notifying the Board of Directors or the President in


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writing. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any.

               SECTION 4.4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in the By-laws for the regular election or appointment to such office.

               SECTION 4.5. COMPENSATION. Salaries or other compensation of the officers may be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director.

               SECTION 4.6. PRESIDENT. The President shall be the chief executive officer of the Corporation and shall have general supervision over the business of the Corporation, subject, however, to the control of the Board of Directors and of any duly authorized committee. The President shall, if present preside at all meetings of the stockholders and at all meetings of the Board of Directors. He may, with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of the Corporation. He may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by the By-laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and, in general, he shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board of Directors.

               SECTION 4.7. VICE PRESIDENTS. At the request of the President, or in his absence, at the request of the Board of Directors, the Vice Presidents shall (in such order as may be designated by the Board of Directors or, in the absence of any such designation, in order of seniority based on age) perform all of the duties of the President and in so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may also, with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of the Corporation; may sign and execute in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by the By-laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and shall perform such other duties as from time to


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time may be assigned to him by the Board of Directors or by the President.

               SECTION 4.8. SECRETARY. The Secretary, if present, shall act as Secretary of all meetings of the stockholders and of the Board of Directors, and shall keep the minutes thereof in the proper book or books to be provided for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served; he may, with the President or a Vice President, sign certificates for shares of the Corporation; he shall be custodian of the seal of the Corporation and may seal with the seal of the Corporation or a facsimile thereof, all certificates for shares of capital stock of the Corporation and all documents the execution of which on behalf of the Corporation under its corporate seal is authorized in accordance with the provisions of the By-laws; he shall have charge of the stock ledger and also of the other books, records and papers of the Corporation relating to its organization and management as a Corporation, and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or by the President, including the power to sign with the President or a Vice President, certificates for shares of the capital stock of the Corporation.

               SECTION 4.9. TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever; deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these By-laws; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed in such manner as shall be determined in accordance with any provisions of the By-laws, and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books to be kept by him or under his direction full and adequate account of all moneys received or paid by him for the account of the Corporation; have the right to require, from time to time, reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the Board of Directors, whenever the Board of Directors shall require him so to do, an account of the financial condition of the Corporation and of all his transactions as Treasurer; exhibit at all reasonable times his books of account and other records to any of the directors upon application at the office of the Corporation where such books and records are kept; and in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, including


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the power to sign with the President or a Vice President, certificates for shares of the capital stock of the Corporation.

               SECTION 4.10. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board of Directors or by the President. Assistant Secretaries and Assistant Treasurers may, with the President or a Vice President, sign certificates for shares of the Corporation.

                                    ARTICLE V
                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

               SECTION 5.1. EXECUTION OF CONTRACTS. The Board of Directors may authorize any officer, employee or agent, in the name and on behalf of the Corporation, to enter into any contract or execute and satisfy any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

               SECTION 5.2. LOANS. The President or any other officer, employee or agent authorized by the By-laws or by the Board of Directors may effect loans and advances at any time for the Corporation from any bank, trust company or other institutions or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and, when authorized by the Board of Directors so to do, may pledge and hypothecate or transfer any securities or the property of the Corporation as security for any such loans or advances. Such authority conferred by the Board of Directors may be general or confined to specific instances or otherwise limited.

               SECTION 5.3. CHECKS, DRAFTS, ETC. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors.

               SECTION 5.4. DEPOSITS. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation in such banks, trust companies, brokerage firms or other depositories as the Board of Directors may select or as may be selected by an officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board of Directors.



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                                   ARTICLE VI
                              STOCKS AND DIVIDENDS


               SECTION 6.1. CERTIFICATES REPRESENTING SHARES. The shares of the Corporation shall be represented by certificates in such form (consistent with the provisions of Section 158 of the GCL) as shall be approved by the Board of Directors. Such certificates shall be signed by the Chairman of the Board of Directors or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may, unless otherwise ordered by the Board of Directors, be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

               SECTION 6.2. TRANSFER OF SHARES. Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof or by his duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and on surrender of the certificate or certificates representing such shares of capital stock properly endorsed for transfer and upon payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled" with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation. A person in whose name shares of capital stock shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

               SECTION 6.3. TRANSFER AND REGISTRY AGENTS. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board of Directors.

               SECTION 6.4. LOST, DESTROYED, STOLEN AND MUTILATED CERTIFICATES. The holder of any shares shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate representing such shares, and the Corporation may


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issue a new certificate to replace the certificate alleged to have been lost, destroyed, stolen or mutilated. The Board of Directors may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed, stolen or mutilated certificate, or his legal representatives, to make proof satisfactory to the Board of Directors of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the Board of Directors may require, and to give the Corporation and its transfer agents and registrars, or such of them as the Board of Directors may require, a bond in such form, in such sums and with such surety or sureties as the Board of Directors may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.

               SECTION 6.5. REGULATIONS. The Board of Directors may make rules and regulations as it may deem expedient, not inconsistent with the By-laws or with the Certificate of Incorporation, concerning the issue, transfer and registration of certificates representing shares of its capital stock.

               SECTION 6.6. RESTRICTION ON TRANSFER OF STOCK. A written restriction on the transfer or registration of transfer of capital stock of the Corporation, if permitted by Section 202 of the GCL and noted conspicuously on the certificate representing such capital stock, may be enforced against the holder of the restricted capital stock of any successor or transferee of the holding including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate representing such capital stock, a restriction even though permitted by Section 202 of the GCL, shall be ineffective except against a person with actual knowledge of the restriction. A restriction on the transfer or registration of transfer of capital stock of the Corporation may be imposed either by the Certificate of Incorporation or by an agreement among any number of stockholders or among such stockholders and the Corporation. No restriction so imposed shall be binding with respect to capital stock issued prior to the adoption of the restriction unless the holders of such capital stock are parties to an agreement or voted in favor of the restriction. In connection with any offer by the Corporation of any company securities to a non-United States person, the Corporation shall not, and shall instruct its transfer agent not to effect any transfer of those shares in the United States or to or for the account or benefit of a United States person unless the purchaser delivers to the corporation an opinion of counsel satisfactory to the Corporation that such transfer is permitted under the United States Securities Act of 1933.



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               SECTION 6.7 DIVIDENDS, SURPLUS, ETC. Subject to the provisions of the Certificate of Incorporation and of law, the Board of Directors:

                      6.7.1 may declare and pay dividends or make other distributions on the outstanding shares of capital stock in such amounts and at such time or times as, in its discretion, the conditions of the affairs of the Corporation shall render advisable;

                      6.7.2 may use and apply, in its discretion, any of the surplus of the Corporation in purchasing or acquiring any shares of capital stock of the Corporation, or purchase warrants therefor, in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences or indebtedness;

                      6.7.3 may set aside from time to time out of such surplus or net profits such sum or sums as, in its discretion, it may think proper, as a reserve fund to meet contingencies, or for equalizing dividends or for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose it may think conducive to the best interests of the Corporation.

                                   ARTICLE VII
                                  MISCELLANEOUS

               SECTION 7.1 SEAL. The corporate seal of the Corporation shall bear the name of the Corporation and the words "Dela- ware 1992.11 The Corporation may also have such other seals as the Board of Directors shall deem appropriate, including "OFFICIAL CORPORATE SEAL." A corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.

               SECTION 7.2 FISCAL YEAR. The fiscal year of the Corporation shall be determined, and may be changed, by resolution of the Board of Directors.

                                  ARTICLE VIII
                          INDEMNIFICATION AND INSURANCE

               SECTION 8.1 INDEMNIFICATION. The Corporation shall, to the fullest extent permitted by Delaware law, as the same may be amended and supplemented, indemnify any and all persons to whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to an action in his official capacity and to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director,


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officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The right to indemnification conferred in this paragraph shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the GCL requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, such payment shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this paragraph or otherwise.

               SECTION 8.2 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII or of the GCL.

               SECTION 8.3 INDEMNIFICATION AGREEMENTS. Without limiting the generality of the foregoing and subject to the provisions of the Certificate of Incorporation, the Corporation shall have the express authority to enter into such agreements as the Board of Directors deems appropriate for the indemnification of present or future directors and officers of the Corporation in connection with their service to or status with the Corporation or any other corporation, entity or enterprise with whom such person is serving at the express written request of the Corporation.

                                   ARTICLE IX
                                   AMENDMENTS

               The By-laws may be altered or repealed and By-laws may be made at any annual meeting of the stockholders or at any special meeting thereof, if notice of the proposed alteration or repeal of By-law or By-laws to be made be contained in the notice of such special meeting, by the affirmative vote of 66 2/3% of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or By-law or By-laws to be made, be contained in the notice of such special meeting.


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